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[TRANSOCEAN                                         TRANSOCEAN SEDCO FOREX INC.
SEDCO FOREX                                         Post Office Box 2765
LOGO]                                               Houston TX 77252 2765

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 ANALYST CONTACT: Jeffrey L. Chastain                      NEWS RELEASE
                  713 232 7551
 MEDIA CONTACT:   Guy A. Cantwell                FOR RELEASE: February 14, 2002
                  713 232 7647

   TRANSOCEAN SEDCO FOREX INC. ANNOUNCES THE EXPIRATION OF THE CONSENT PAYMENT
       DEADLINES WITH RESPECT TO ITS PREVIOUSLY ANNOUNCED EXCHANGE OFFERS

      HOUSTON--Transocean Sedco Forex Inc. (NYSE: RIG) today announced the expiration of the consent payment deadlines with respect to its previously announced exchange offers for the following series of notes of its indirect wholly-owned subsidiary, R&B Falcon Corporation:

================================================================================

                                       AGGREGATE PRINCIPAL   CONSENT PAYMENT
     SERIES OF R&B FALCON                     AMOUNT             PER $1,000
            NOTES                           OUTSTANDING      PRINCIPAL AMOUNT
     --------------------              -------------------   -----------------
 6.50% Notes due April 15, 2003........    $239.5 million         $2.50
 6.75% Notes due April 15, 2005........    $350.0 million         $3.50
 6.95% Notes due April 15, 2008........    $250.0 million         $4.50
 7.375% Notes due April 15, 2018.......    $250.0 million         $6.00
 9.125% Notes due December 15, 2003....    $ 87.1 million         $3.00
 9.50% Notes due December 15, 2008.....    $300.0 million         $5.00

================================================================================

      The consent payment deadline for each of the exchange offers was Midnight, New York City time, on February 13, 2002. As of that date, Transocean Sedco Forex had received consents to the proposed amendments to the R&B Falcon indentures under which the R&B Falcon notes were issued from holders of record of a majority in principal amount of each series of notes that are subject to the exchange offers other than the 7.375% Notes.

      Each exchange offer will expire at 5:00 p.m., New York City time, on March 1, 2002, unless extended. Tenders may be withdrawn at any time prior to the expiration date, but consents may no longer be revoked.

      The terms and conditions of the exchange offers are contained in Transocean Sedco Forex's prospectus and consent solicitation statement, dated January 31, 2002, and the related letter of transmittal and consent. Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer is conditioned upon, among other things, receipt of valid and unrevoked consents to the amendments from the holders of record of a majority in principal amount of each of the six series of the R&B Falcon notes. Transocean Sedco Forex currently expects to waive this consent condition with respect to the exchange offers for each of the six series of R&B Falcon notes.

      Goldman, Sachs & Co. are the dealer managers for the exchange offers.

      Transocean Sedco Forex is making the exchange offers solely by the prospectus and consent solicitation statement and the related letters of transmittal and consent. Copies of the prospectus and consent solicitation statement can be obtained from Mellon Investor Services LLC, the Information Agent, at the following address:

                           Mellon Investor Services LLC
                           44 Wall Street, 7th Floor
                           New York, NY  10005
                           Toll Free:  (877) 698-6865
                           Banks and Brokers:  (917) 320-6286

      This announcement is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities nor shall there be any sale or purchase of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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